Exhibit 99.1

Transocean Partners LLC Announces Special Meeting of Common Unitholders

LONDON—October 4, 2016—Transocean Partners LLC (NYSE: RIGP) announced today that the company will convene a special meeting of common unitholders to approve the merger agreement with Transocean. The meeting, which will be open to unitholders of record as of September 22, 2016, will be held at 3:00 p.m. local time, November 11, 2016, in London. Additional details will be provided to unitholders in a proxy statement to be filed with the U.S. Securities and Exchange Commission.

About Transocean Partners

Transocean Partners was formed as a growth-oriented limited liability company by Transocean Ltd. to own, operate and acquire modern, technologically advanced offshore drilling rigs. Transocean Partners’ assets consist of 51 percent interests in subsidiary companies that own and operate three ultra-deepwater drilling rigs.

For more information about Transocean Partners, please visit: www.transoceanpartners.com.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "possible," "intend," "will," "if," "expect" or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the distribution and timing of distribution payments, satisfaction of the closing conditions to the merger, the risk that the contemplated merger does not occur, negative effects from the pendency of the merger, failure to obtain the required vote of Transocean Partners unitholders, the timing to consummate the proposed transaction, the securities markets generally, the impact of adverse market conditions affecting the business of Transocean Partners, utilization, downtime and other aspects of Transocean Partners’ drilling rigs, adverse changes in laws including with respect to tax and regulatory matters, changes in tax estimates, impairment of goodwill, asset impairments, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the prices of oil and gas, capital markets and other factors, including those and other factors discussed in  Transocean Partners’ Annual Report on Form 10-K for the year ended December 31, 2015, and in Transocean Partners’ other filings with the SEC, which are available free of charge on the SEC’s website at: www.sec.gov. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, Transocean Partners undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which Transocean Partners becomes aware of, after the date hereof, except as otherwise may be required by law.

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Diane Vento

+1 713-232-8015

Media Contact:

Pam Easton

+1 713-232-7647